                                                              Exhibit 10.20
                                                              -------------

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

This EMPLOYMENT AGREEMENT is made as of the date hereinafter set forth, in Vienna, Virginia, by and between the undersigned employee ("Employee"), and GRC International, Inc., a Delaware corporation ("Company"). In consideration of the mutual premises, promises, covenants and agreements herein contained, Employee and the Company agree as follows:

1. Duties.
   ------

(a) The Company hereby employs Employee in the capacity set forth in Item 1(a) of Exhibit A attached hereto and made a part hereof. Employee hereby accepts such employment and agrees to perform the duties of such office(s). Employee's duties will include all of those generally associated with said position, subject to the direction and assignment of the Company's Board of Directors. All of employee's working time and energies shall be devoted to the foregoing duties. The duties assigned to Employee shall be performed at the place of employment specified in Item 1(b) of Exhibit A or at such other location as the Board of Directors may determine is in the best interest of the Company.

(b) This Agreement cancels and replaces in their entirety any and all previous employment agreements entered into between Employee and the Company or any of its subsidiaries.

2. Term of Employment. The employment relationship provided for herein shall
   ------------------
commence as of the Effective Date of this Agreement as specified in Exhibit A,
Item 2, and remain in effect until such time as the Agreement shall be terminated pursuant to Section 7 below.

3. Compensation.
   ------------

(a) During the term of Employee's employment hereunder, the Company shall pay Employee the annual salary set forth in Exhibit A, Item 3(a) ("Gross Annual Salary").

(b) In addition to the Gross Annual Salary, Employee shall be entitled to receive the additional compensation, if any, specified in Exhibit A, Item 3(b) ("Additional Compensation").

(c) Employee shall be entitled to receive such fringe benefits as the Company normally confers upon its employees holding similar or equivalent positions.

(d) In the event of Employee's death, this Agreement will be terminated and all accrued and unpaid compensation and expenses will be payable to the Employee's estate.

(e) If the Company, with or without cause, terminates Employee's employment or gives Employee notice of termination, or if the Employee terminates his employment or gives notice of termination by reason of a material breach by the Company of the terms of this Agreement (including but not limited to the terms set forth on Exhibit A hereto), at any time during the twelve-month period following a Change of Control (as hereinafter defined), then Employee shall receive, in addition to any other compensation provided for in this Agreement, a lump-sum severance payment in an amount equal to the Gross Annual Salary, less any income, excise, employment or other tax holdings which the Company is required by law to deduct therefrom.

(f) For purposes of this Agreement, a Change in Control shall mean the satisfaction of the conditions set forth in any one of the following paragraphs:

     (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) thereof, except that neither (A) the Company or any of its
                         ------
subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, nor (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company shall be included in such term) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of up to two consecutive years (not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company
(the "Board") and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

4. Competition.
   -----------

(a) Until termination or expiration of this Employment Agreement, absent the expressed, prior written authorization of the Company's Board of Directors, Employee shall not, directly or indirectly, engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee, or holder of 5% or more of any class of stock, of any corporation.

(b) Employee acknowledges and agrees that the Company's telecommunications business (i) markets the OSU(TM) Network Interface and its derivatives, products which provide performance monitoring, alarm surveillance, overhead byte modification and translation, interoperability between otherwise incompatible systems, network isolation and security, network test access, and/or numerous other functions, (ii) provides custom telecommunications software, and (iii) produces network analysis software (collectively, the foregoing businesses described in (i), (ii) and (iii) are hereinafter referred to as the "Telecommunications Business"). During employment and for a period of eighteen
(18) months after the termination of employment, absent the expressed, prior written authorization of the Company's Board of Directors, Employee shall not, directly or indirectly, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee, or holder of 5% or more of any class of stock, of any corporation, engage in any activity in competition with any portion of the Company's Telecommunications Business as it exists at the time of the termination of Employee's employment.

(c) During employment and for a period of eighteen (18) months after the termination of employment, absent the expressed, prior written authorization of the Company's Board of Directors, Employee shall not, directly or indirectly, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee, or holder of 5% or more of any class of stock, of any corporation, solicit any customer of the Telecommunications Business for purpose of providing goods or services or software that compete with goods or services or software offered by the Telecommunications Business.

(d) During employment and for a period of eighteen (18) months after the termination of employment, absent the expressed, prior written authorization of the Company's Board of Directors, Employee shall not, directly or indirectly, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee, or holder of 5% or more of any class stock, of any corporation, solicit, induce or otherwise cause any employee or consultant of the Company to terminate or modify their relationship with the Company for the purpose of working for, or to become an employee or consultant to or for, any entity that provides goods or services or software that compete with goods or services or software offered by the Telecommunications Business.

(e) Employee acknowledges and agrees that the services to be rendered by Employee to the Company, the information disclosed to Employee during and by virtue of his employment, and the Employee's commitments and obligations to the Company are of a special, unique and extraordinary character, and that the breach of any provision of this Section 4 will cause irreparable injury and damage to the Company, and consequently the Company shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach all or any part of this Section 4, and to secure the enforcement of all or any part of this Section 4.

5. Business Disclosures. During the term of employment with the Company and
   --------------------
thereafter, Employee will not, without the express, prior written consent of the Company's Board of Directors, disclose, other than to an authorized employee, officer or director of the Company, any confidential information of, regarding or relating to the Company. For purposes of the preceding sentence, the phrase "confidential information" shall include, but not be limited to, any information relating to the Company's businesses, customers, trade practices, or trade secrets and know-how. Upon the termination of Employee's employment for whatever reason, Employee, without the prior, express written consent of the Board of Directors, shall not remove from the premises or possession of the Company or retain, publish or disseminate, any figures, calculations, letters, customer lists, documents, written instruments or any other material of a confidential nature, whether originals, photocopies or other facsimile or reproductions thereof, or other confidential information of any type or description in connection with or in any way pertaining to the Company of its affairs.

6.    Development of Inventions and Improvements.
      ------------------------------------------

(a) Employee will keep the Company informed of any inventions, discoveries, improvements, trade secrets, and secret processes made by Employee, in whole or in part, or conceived by Employee, alone or with others (herein collectively referred to as "Intellectual Property"), if such Intellectual Property results from any work Employee may do for or on behalf of the Company or at the request or upon the premises of the Company or which work relates to the activities, investigations or obligations of the Company or its affiliates (such Intellectual Property hereinafter referred to as "Company Work Product"). For purposes of the preceding sentence, the term "affiliates" shall include, without limitation, any entity with which the Company is carrying on a joint enterprise or in which the Company has a substantial interest.

(b) At the expense of the Company, Employee shall assist the Company, its agents, employees or nominees, in making application for and obtaining patents with respect to any and all Company Work Product in such countries throughout the world as the Company shall designate. Employee agrees to and shall execute any and all papers necessary to secure on behalf of the Company such United States or foreign patents covering Company Work Product which the Company deems necessary or appropriate. In addition, Employee shall give the Company any and all information in Employee's possession or known to Employee respecting any Company Work Product or any patents or applications relating thereto.

(c) Such Company Work Product shall be the property of the Company, or its nominees, whether patented or not, and Employee shall, without charge to the Company, assign to the Company all of Employee's right, title, and interest, if any, in such Company Work Product and Employee shall execute, acknowledge and deliver any instrument confirming the complete ownership by the Company of such Company Work Product.

(d) Employee shall deliver to the Company upon its request therefor, any and all sketches, drawings, models, figures, and other materials and information created or acquired by Employee during the term of employment with respect to any Intellectual Property covered by this Section 6 and to execute and deliver to the Company any applications, assignments or other written instruments reasonably necessary or appropriate to the Company's securing such patents, or the renewal or continuation thereof, or in any litigation or other proceedings connected therewith.

(e) Descriptions of all Intellectual Property, whether patented or not, which Employee has made or conceived prior to his employment by the Company, are described in Exhibit B hereto, and such Intellectual Property shall be excluded from this Agreement. Employee represents, warrants, and covenants that the absence of a description of any Intellectual Property on Exhibit B shall indicate conclusively that Employee neither owned prior to his employment by the Company nor has any claim to any such Intellectual Property.

(f) Employee shall not, at any time, except as required in the proper conduct of the business of the Company or as authorized in writing by the Company, publish, disclose or authorize, assist or permit anyone else to publish or disclose any secret or confidential matter relating to any aspect of any of the businesses of the Company.

(g) This Agreement will further incorporate any and all provisions with respect to patents, inventions, discoveries, improvements, trade secrets, secret processes, and data to which the Company may be required to cause its employees to agree under the terms and provisions of any contract entered into by the Company with the United States Government or any agency thereof or any foreign government or agency thereof or any supranational agency, or under the terms of any subcontract to which the Company under a prime contract issued by any of the above-mentioned governments or agencies, whether the same be in any contracts to which the Company is presently or may in the future become a party.

(h) Upon termination of employment, Employee will execute and comply with the Termination Statement attached hereto as Exhibit C.

7. Termination of Contract.
   -----------------------

(a) Except as provided in Section 7(c) below, and subject to Section 3(e) hereof, this Agreement may be terminated by the Company upon six (6) months written notice to Employee.

(b) Subject to Section 3(e) hereof, this Agreement may be terminated by Employee upon six (6) months written notice to the Company.

(c) Subject to Section 3(e) hereof, the Company may terminate this Agreement for cause immediately upon written notice to Employee. For purposes of this Section 7(c), the Company shall have cause for termination under any of the following circumstances:

         (i) Failure on the part of the Employee to exert best efforts in performing the functions assigned to Employee by the Company, which failure can reasonably be expected to have a material adverse effect on the Company, provided that the functions assigned to Employee shall at all times be in keeping with the position for which Employee was hired, as described in
Section 1 of this Agreement; or

         (ii) Employee is in breach of the terms of Sections 4, 5 or 6 hereof, is guilty of dishonesty or chronic absenteeism, or is convicted of a felony, or is convicted of a misdemeanor involving moral turpitude.

(d) Termination of this Agreement will not relieve Employee from any liability pursuant to Sections 4, 5 or 6 which, by their respective terms, continue beyond the termination of this Agreement.

8. Disability. If Employee is unable to fulfill the duties of his or her
   ----------
position by reason of any illness, incapacity or disability, Employee's salary shall be payable for only 90 days following the onset of such illness, incapacity or disability, provided, however, that if Employee (i) has applied for insurance benefits under the Company's long-term disability policy during said 90 day period, and (ii) has not yet begun to receive payments under said policy during said 90 day period, then Employee's salary shall continued to be payable for up to 180 days following the onset of such illness, incapacity or disability until the Employee begins to receive such payments. During the foregoing 90 day period (or 180 day period, if applicable), Employee's salary, to the extent not covered by the Company's short-term disability benefits, shall be paid through the use of Employee's sick leave, if any, accumulated prior to January 1, 1994, but if such sick leave is or becomes exhausted, Employee's salary shall nevertheless be paid for the 90 day period (or 180 day period, if applicable). If Employee shall return to full employment and full discharge of his or her duties during the term of this Agreement, full compensation shall be prospectively reinstated for any remaining term of this Agreement.

9. Notice.
   ------

(a) Any notice to be given to Employee under this Agreement shall be in writing and delivered by (i) registered or certified mail, return receipt requested;
(ii) express courier; or (iii) hand-delivery, at an address specified for Employee in this Agreement or in any Exhibit hereto or at such other address of which written notice has been given to the Company by Employee by any of the foregoing means.

(b) Any notice to be given to the Company under this Agreement shall be in writing and delivered by any of the means specified in Section 9(a) above, to the President, with a copy to the Senior Vice President, General Counsel & Secretary, GRC International, Inc., 1900 Gallows Road, Vienna, Virginia 22182.

10. Disputes.
    --------

(a) This Agreement has been executed in and shall be governed by the laws of the Commonwealth of Virginia.

(b) Any controversy or claim arising out of or relating to Employee's employment or this Agreement shall be resolved in the courts of Fairfax County, Virginia, and Employee hereby submits to the jurisdiction of such courts, and agrees to accept service of process from such courts.

(c) It is agreed that in the event of any breach, violation or evasion of the terms of this Employment Agreement, such breach, violation or evasion will result in immediate and irreparable injury to the Company and will authorize the Company to seek injunctive relief, including, but not limited to, any order of specific performance, as well as all other legal or equitable remedies to which the Company may be entitled.

11. Waiver of Breach.  The waiver by the Company of a breach of any provision of
    ----------------
this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No such waiver shall be valid unless set forth in writing signed by an authorized officer of the Company.

12. Assignment. Employee's services are unique and personal. Accordingly,
    ----------
Employee may not assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

13. Severability. Any provision of this Agreement which may be determined to be
    ------------
unenforceable, invalid or illegal shall be deemed stricken from this Agreement and all remaining provisions shall continue in full force and effect.

14. Entire Agreement. This Agreement supersedes all previous Employment
    ----------------
Agreements between Employee and the Company and contains the entire understanding of the parties and may not be modified, amended or terminated unless the provisions of such modification, amendment, or termination are set forth in writing signed by all of the parties to this Agreement. This Agreement, and any modification, amendment or termination thereof, shall be approved by and executed on behalf or at the direction of the Company's Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of November 2, 1995.

ATTEST:                                          GRC INTERNATIONAL, INC.

/s/ T.E. McCabe                                  By: /s/ Jim Roth
------------------------------------                 ---------------------------
Thomas E. McCabe                                     Jim Roth
Sr. Vice President, General Counsel &                President & Chief Executive
Secretary                                            Officer

WITNESS                                          EMPLOYEE

/s/ Michele L. Zeck                                  /s/ Charles C. Bream
------------------------------------                 ---------------------------
                                                     Charles C. (Cliff) Bream


APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.

By: /s/ Leslie B. Disharoon
    ---------------------------------------
    Leslie B. Disharoon, Committee Chairman

                                                                       EXHIBIT A
                                                                       ---------


                             DETAILS OF EMPLOYMENT
                             ---------------------

EMPLOYEE:           Charles C. (Cliff) Bream
                    ------------------------

ITEM 1(a) Position: Senior Vice President, General Manager - Telecom Division
                    ---------------------------------------------------------

ITEM 1(b) Place of Employment: 1900 Gallows Road, Vienna, Virginia 22182
                               -----------------------------------------

ITEM 2 Effective Date of Employment Agreement:  November 2, 1995
                                                ----------------

       Effective Date of this Exhibit:          November 2, 1995
                                                ----------------
ITEM 3(a) Gross Annual Salary: $140,000
                               --------

ITEM 3(b) Additional Compensation (if any):

      (i) Stock options to purchase 50,000 shares of GRC International, Inc. common stock, subject to the approval of the Compensation Committee
                         -----------------------------------------------------
           of the Board of Directors
           -------------------------

      (ii) Bonus for Fiscal Year Ending June 30, 1996 as Shown in Attachment 1
           -------------------------------------------------------------------
           hereto
           ------

ITEM 4 Notice to Employee:

             Charles C. (Cliff) Bream            Charles C. (Cliff) Bream
       --------------------------------      ---------------------------------
                                        and/
             1900 Gallows Road           or      19027 Loudoun Orchard Rd.
       --------------------------------      ---------------------------------

             Vienna, Virginia 22182              Leesburg, Virginia 22075
       --------------------------------      ---------------------------------



EMPLOYEE:                                    GRC INTERNATIONAL, INC.

/s Charles C. Bream                          By: /s/ Jim Roth
------------------------------                  ------------------------------
Charles C. (Cliff) Bream                        Jim Roth
                                                President & Chief Executive
                                                Officer



APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.


By: /s/ Leslie B. Disharoon
   ----------------------------------
                                      Leslie B. Disharoon, Committee Chairman

                                      ATTACHMENT 1 TO BREAM EMPLOYMENT AGREEMENT
                                      ------------------------------------------

                  BONUS FOR FISCAL YEAR ENDING JUNE 30, 1996
                  ------------------------------------------

Employee shall receive the following bonus compensation based on successful completion of the milestones indicated in the fiscal year ending June 30, 1996 ("FY96"):

   Milestone                                                                           Bonus
   ---------                                                                           -----
1. Complete beta testing of OC-3 OSU(TM) Network Interface                         $1,866.67

2. Complete the OC-3 OSU(TM) Network Interface                                     $1,866.67

3. Complete the cost reduction program                                             $5,600.00

4. Produce a working prototype of the OC-12 OSU(TM) Network Interface              $5,600.00

5. Complete an economic justification study for customer use of the
   OSU(TM) Network Interface                                                       $1,866.67

6. Revise the marketing and sales plans
   to include emphasis on an OEM strategy                                          $3,733.33

7. Complete ISO-9000 certification                                                 $5,600.00

8. Produce OSU(TM) Network Interface revenues of a least $6.5 million which are recognized in the Company's financial statements in FY96, and, in addition, a backlog of firm purchase orders signed by both the
   Company and the customer totaling at least $3.0 million at the end of FY96     $11,200.00

9. Produce OSU(TM) Network Interface revenues of at least $7.8 million which are recognized in the Company's financial statements in FY96, and, in addition, a backlog of firm purchase orders signed by both the
   Company and the customer totaling at least $3.6 million at the end of FY96     $18,666.67
                                                                                  ----------

                                             MAXIMUM POTENTIAL BONUS FOR FY96:    $56,000.00
                                             --------------------------------     ----------

                                                                       EXHIBIT B
                                                                       ---------

                       SCHEDULE OF INTELLECTUAL PROPERTY
                       ---------------------------------

Employee developed or conceived prior to employment with the Company the following Intellectual Property, as that term is defined in Section 6 of the Employment Agreement to which this Exhibit is attached, whether or not such Intellectual Property is the subject of a patent or patent application:






                                                EMPLOYEE

                                                /s/ Charles C. Bream
                                                ---------------------------
                                                Charles C. (Cliff) Bream


                                                       11/3/95
                                                ---------------------------
                                                (Date)

                                                                    EXHIBIT C
                                                                    ---------

                             TERMINATION STATEMENT
                             ---------------------

In connection with the termination of my employment with the Company pursuant to the above-referenced Employment Agreement, I hereby represent, warrant and covenant that:

1. Upon termination of my employment relationship with the Company I did not have in my possession and do not now have in my possession any confidential or business property of the Company including, but not limited to, any confidential information described in Section 5 of the aforementioned Employment Agreement, the Company Work Product described in Section 6 of the Employment Agreement or any testing equipment, materials, components, sub-assemblies, drawings or blueprints.

2. I have returned or left in the possession of the Company all notebooks which I used during my employment relationship with the Company.

3. I have returned to the Company any and all identification cards and credit cards issued to me as an employee of the Company and any and all keys to property of the Company, including, without limitation, offices of the Company, Company cars, and the like.

4. I am not aware of any action or situation involving any violation of the Company's Corporate Standards of Conduct by any employee, director, consultant or representative of the Company, except as follows:


4.  My forwarding addresses are as follows:

HOME ADDRESS                                 BUSINESS ADDRESS

----------------------------------          -----------------------------------

----------------------------------          -----------------------------------

----------------------------------          -----------------------------------

----------------------------------          -----------------------------------

                                            EMPLOYEE:

                                            -----------------------------------
                                            Charles C. (Cliff) Bream

                                            -----------------------------------
                                            (Date)